Exhibit (10)(v)

                                 March 13, 1998



Cavalier Homes, Inc.
Highway 41 North and Cavalier Road
Post Office Box 300
Addison, Alabama 35540
Attention: Mr. Mike Murphy, Chief Financial Officer

         Re: Amendment to Revolving Warehouse and Term Loan Agreement- $7,000,000.00 Increase to Warehouse Loan and Term Loan(s) for Cavalier Acceptance Corporation and $5,000,000 Increase to Revolving Loan

Gentlemen:

                  Pursuant to a Revolving, Warehouse and Term Loan Agreement dated as of February 17, 1994 as amended on March 14, 1996 ("Loan Agreement"), by and among Cavalier Homes, Inc., certain of its Subsidiaries and Cavalier Acceptance Corporation (collectively, the "Borrowers") and First Commercial Bank ("Lender"), we have made available to the Borrowers, jointly and severally, a Revolving Loan of up to $5,000,000.00, and to Cavalier Acceptance Corporation ("Cavalier Acceptance") a Warehouse and Term Loan Facility of up to $18,000,000.00 (the "$18,000,000.00 Loan").

                  This letter shall serve as our commitment and agreement with you that, subject to the terms and conditions set forth herein, Lender will agree to increase the maximum dollar amount available to the Borrowers under the Revolving Loan, and to Cavalier Acceptance under the Warehouse Loan and Term Loan facilities, and will agree to make certain other changes to the Loan Agreement, all as specified herein. Unless otherwise defined in this letter, capitalized terms herein will have the meanings given to them in the Loan Agreement.

                  Our agreement set forth herein shall be subject to the execution of definitive amendments to the Loan Agreement and such other loan documentations as we and our counsel may require, and containing such terms and conditions as we may reasonably require and as may be customary for such agreements, and it is expressly understood and agreed that none of the amendments and changes specified in this letter will become effective unless and until all such definitive documents have been executed and all other conditions to their effectiveness have been satisfied.

                  Subject to the foregoing and pursuant to the terms and conditions hereinafter described, this will serve as our commitment to you as follows:

                  1. Increase of Principal Availability: Article III of the Loan Agreement will be amended to provide that the maximum amount of principal available under the Warehouse Loan and the Term Loan(s), in the aggregate, shall not exceed $25,000,000.00.
                  2. (a) Reduction of Term Rate: Section 3.6(B) of the Loan Agreement will be further amended so that the Term Rate for future Term Notes will be equal to 195 basis points (1.95%) above the Five Year Treasury.

                         (b)    Interest Options for Revolving  Loans:  Articles
II and III of the Loan Agreement will be amended so that the applicable interest rate for the Revolving Loan and the Warehouse Loan will be equal to whichever of the following rates shall, from time to time, be selected by the Borrower:
(i) the Prime Rate or (ii) Three-month (90 days) LIBOR plus 250 basis points (2.50%).

                  3. Availability of Advances: Availability of advances under the Revolving Loan and under the Warehouse Loan shall be extended to April 15, 2000. Article III of the Loan Agreement will be modified in order to clarify that although Term Loans must be in an amount of at least $2,000,000.00, such amount represents the minimum amount for such Term Loan(s) and that the maximum amount of such loan may exceed such amount; provided, that the maximum warehouse Loan and aggregate Term Loans may not exceed $25,000,000.00. Article III will be further modified to convert the Warehouse Loan to a revolving line of credit, with availability of advances limited by a Borrowing Formula.

                  The Borrowing Formula shall provide that the amount available at any time shall be equal to the lesser of: (A) $25,000,000.00 minus the outstanding Term Loan(s) or (B) the Warehouse Borrowing Base. The Warehouse Borrowing Base shall be equal to: (A) 80% of the outstanding principal balance of Eligible Contracts whose credit score is rated "A" or "B", and (B) 70% of the outstanding principal balance of Eligible Contracts whose credit score is rated "C"; provided, further, that no more than 15% of the total Borrowing Base may be comprised of "C" rated Eligible Contracts.

                  4. Fees and Charges: In consideration of the Lender's issuance of this letter, the Borrowers shall pay to Lender the following commitment and utilization fees, each of which when paid shall be deemed fully-earned and non-refundable:

                         (a)    Cavalier Homes,  Inc.  shall  pay  to  Lender  a
commitment fee equal to one-quarter of one percent (.0025) of the Revolving Loan Commitment ($25,000.00), and Cavalier Acceptance shall pay to Lender a commitment fee equal to three-sixteenths of one percent (.001875) of its $25,000,000.00 aggregate loan facilities ($46,875.00).

                         (b)    The Borrowers  shall  pay to Lender a  non-usage
fee equal to one-quarter of one percent (.00250) times the Unused Line Amount. The Unused Line Amount will be the amount by which $10,000,000.00 exceeds the average outstanding balance of the Revolving Loan for the preceding term. The Unused Line Amount and non-usage fee shall be computed on April 15, 1999 for the preceding 12 months ended April 15, 1999 and again at maturity for the preceding 12 months ended April 15, 2000. The non-usage fee shall be payable each May 15 following the April 15 computation date.

                         (c)    Cavalier  Acceptance  shall pay to Lender a non-
usage fee equal to one-quarter of one percent (.00250) times the Unused Commitment Amount. The Unused Commitment Amount shall be computed on April 15, 1999 and April 15, 2000, and shall be equal to the amount by which $25,000,000.00 exceeds the average outstanding balance of the $25,000,000.00 facility during the preceding 12 months ended on April 15. The non-usage fee shall be payable each May 15 following the April 15 computation date.

                  The Borrowers shall further be jointly and severally responsible for the payment of all legal costs or fees incurred by Lender in connection with the preparation of the documentation necessary to provide for the matters described in this letter. The Borrowers acknowledge and agree with Lender that each of the fees described in this paragraph is a fair and reasonable payment to be made by Borrowers to Lender on account of the loan commitments provided herein, and each of the Borrowers understand that the obligation to pay such fees shall be absolute and unconditional, regardless of whether the transactions contemplated hereby are closed.

                  5. Joinder to Loan Agreement: It is acknowledged and contemplated that each Subsidiary of Cavalier Homes, Inc. shall be a co-borrower under the Loan Agreement, and Cavalier Homes, Inc. will cause each of its Subsidiaries that are not presently parties to the Loan Agreement to execute such documents as may be reasonably required by the Lender in order for such Subsidiary to become a Participating Subsidiary under the Loan Agreement.

                  6. Amendments to Loan Agreement. The availability of the increased funds to be provided to the Borrowers and to Cavalier Acceptance shall be governed by and subject to all terms and conditions presently set forth in the Loan Agreement, and including also such additional terms and provisions as may be provided for in the amendment documents described in this letter, all as may be required by Lender. Lender and Borrowers will enter into certain other amendments to the Loan Agreement as may be required by Lender, and such amendments shall specifically include, but not necessarily be limited to, the following:

                           (a)      Covenant  7.2(L) will be amended to increase
                                    the   maximum   lease    obligations    from
                                    $2,000,000.00 to $3,000,000.00.

                           (b) Covenant 7.2(U) will be amended to increase the maximum aggregate capital expenditures from $6,000,000.00 to $14,000,000.00.

                           (c)      Covenant   7.2(H)(6)   will  be  amended  to
                                    increase  the  permitted  indebtedness  from
                                    $2,500,000.00 to $10,000,000.00.

                  7.     Prepayment Penalty for Cavalier Acceptance  Term Loans:
Section 3.5 of the Loan Agreement will be amended to further provide for prepayment penalties in the event that Cavalier Acceptance should prepay the Term Loans, with the prepayment penalty for prepayments occurring during the first two (2) years of any such Term Loan(s) payable on the amount by which the principal prepayments in the aggregate exceeds 10% of the amount of such Term Loan(s), and with such penalty in the first two (2) years to be equal to two percent (2%), and which penalty shall be reduced to 1% in the third year and with no penalty occurring for subsequent prepayments.

                  8. Opinion of Counsel: The Lender will be provided with such opinion of counsel as it may request which verifies the authorization, execution, delivery and enforcement of the Loan Documents, and pertaining to such other matters as the Lender may require.

                  9.     Adverse Change:   The   Lender's  commitment  described
herein shall terminate if any adverse change occurs in the financial condition of Cavalier Acceptance or of Cavalier Homes, Inc.

                  This letter is not intended to, and does not, contain all of the terms, provisions and conditions that may be included in the final loan documents, which shall include, among other provisions, conditions that will require that all representations and warranties made in the Loan Agreement shall be true and correct as of the date of the closing, and providing further that no Default or Event of Default under the Loan Agreement shall have occurred and be continuing.

                  Unless accepted by you on or before March 13, 1998, this offer will expire, and the various transactions described herein must be consummated on or before April 15, 1998, or this commitment shall expire.

                  If the terms and conditions described herein are acceptable to you, please indicate your acceptance by returning a signed copy of this letter to me, together with the commitment fees of $71,875.00, not later than March 13, 1998.

                  We appreciate the opportunity to provide this financing for you.

                                                           Very truly yours,

                                                           /s/ James D. Williams
                                                              ------------------
                                                               James D. Williams
                                                                Vice President

              Accepted and agreed to this 13th day of March, 1998.


                                                       FOR ALL BORROWERS:

                                                       CAVALIER HOMES, INC.

                                                 By: /s/ MICHAEL R. MURPHY
                                                    ----------------------------
                                                         Michael R. Murphy
                                                 Its:  Chief Financial Officer
                                                    ----------------------------

                                                 CAVALIER ACCEPTANCE CORPORATION

                                                 By: /s/ JERRY F. WILSON, JR.
                                                    ----------------------------
                                                         Jerry F. Wilson, Jr.
                                                 Its:         President
                                                    ----------------------------